UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2005

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d2-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d2-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Plains Exploration & Production Company

Page
Item 2.01. Completion of Acquisition or Disposition of Assets	1

Item 8.01. Other Events	2

Item 9.01 Financial Statements and Exhibits	2

(a) Pro Forma financial Information.

Signatures	6

i

Item 2.01. Completion of Acquisition or Disposition of Assets

On March 31, 2005, Plains Exploration & Production Company (the “Company”, “PXP”, “our”, “we” or “us”) entered into a purchase and sale agreement with XTO Energy, Inc. to sell approximately 275 net active wells for $350 million. As of December 31, 2004, PXP’s independent reserve engineers estimated that these producing properties had proven reserves of approximately 27 million equivalent barrels of which 81% was developed. As of April 1, 2005, the properties produced approximately 5,800 net equivalent barrels per day. This transaction closed on May 31, 2005 and the Company received $335.5 million in net proceeds, reflecting the $350 million sales price reduced by costs associated with the sale and closing adjustments including net revenues from the January 1, 2005 effective date through closing.

Item 8.01. Other Events

On May 31, 2005 we completed the previously announced elimination of all of our existing oil price swaps and collars for approximately $293 million. The oil swaps involved 15,000 barrels of oil per day at average price of $25.28 and the collars involved 22,000 barrels of oil per day with a floor price of $25.00 and an average ceiling price of $34.76. The cash payments will reduce derivative liabilities on our balance sheet. The $146 million cash payment for the collars will be reflected as a financing cash outflow in our statement of cash flows and the $147 million cash payment for the swaps will be reflected as an operating cash outflow.

Item 9.01. Financial Statements and Exhibits

(b) (1) Pro forma Financial Information

PLAINS EXPLORATION & PRODUCTION COMPANY

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements of Plains Exploration & Production Company (the “Company”, “PXP”, “our”, “we” or “us”) present the pro forma effects of the sale of certain oil and gas properties. As of December 31, 2004, PXP’s independent reserve engineers estimated that these producing properties had proven reserves of approximately 27 million equivalent barrels of which 81% was proved developed. As of April 1, 2005, the properties produced approximately 5,800 net equivalent barrels per day. This transaction closed on May 31, 2005 and the Company received $335.5 million in net proceeds, reflecting the $350 million sales price reduced by costs associated with the sale and closing adjustments including net revenues from the January 1, 2005 effective date through closing

The unaudited pro forma consolidated balance sheet as of March 31, 2005 has been prepared based on the historical consolidated balance sheet of PXP assuming that the transaction closed on March 31, 2005. The unaudited pro forma consolidated statements of income for the year ended December 31, 2004 and the three months ended March 31, 2005 have been prepared based on the historical consolidated statements of income of PXP for such periods and assume that the transaction closed on January 1, 2004.

The unaudited pro forma consolidated statements of income do not purport to represent what PXP’s results of operations would have been if such transactions had occurred on such date. The Company believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the transaction. These unaudited pro forma consolidated financial statements should be read in conjunction with the Annual Report on Form 10-K of PXP for the year ended December 31, 2004 and the Quarterly Report on 10-Q for the quarter ended March 31, 2005.

PLAINS EXPLORATION & PRODUCTION COMPANY

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

MARCH 31, 2005

(in thousands of dollars)

	Historical	Pro Forma Adjustments (a)	Pro Forma
ASSETS
Current Assets

Cash and cash equivalents	$1,538	$335,492	$337,030
Deferred income taxes	194,187	15,593	209,780
Other current assets	188,897	—	188,897

	384,622	351,085	735,707

Property and Equipment, at cost
Oil and natural gas properties - full cost method
Subject to amortization	2,494,343	(336,791)	2,157,552
Not subject to amortization	77,725	(1,656)	76,069
Other property and equipment	13,221	—	13,221

	2,585,289	(338,447)	2,246,842
Less allowance for depreciation, depletion and amortization	(365,964)	—	(365,964)

	2,219,325	(338,447)	1,880,878

Goodwill	169,828	—	169,828

Other Assets	35,778	—	35,778

	$2,809,553	$12,638	$2,822,191

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities

Accounts payable	$93,519	$—	$93,519
Other current liabilities	618,221	—	618,221

	711,740	—	711,740

Long-Term Debt

8.75% Senior Subordinated Notes	276,681	—	276,681
7.125% Senior Notes	248,764	—	248,764
Revolving credit facility	143,400	—	143,400

	668,845	—	668,845

Other Long-Term Liabilities

Asset retirement obligation	128,775	(2,955)	125,820
Commodity derivative contracts	363,994	—	363,994
Other	10,511	—	10,511

	503,280	(2,955)	500,325

Deferred Income Taxes	276,144	15,593	291,737

Stockholders’ Equity	649,544	—	649,544

	$2,809,553	$12,638	$2,822,191

PLAINS EXPLORATION & PRODUCTION COMPANY

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

THREE MONTHS ENDED MARCH 31, 2005

(in thousands, except per share data)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues

Oil and gas sales	$189,192	$(20,010	)(b)	$169,182
Other operating revenues	883	—		883

	190,075	(20,010)		170,065

Costs and Expenses

Production costs	66,465	(5,484	)(b)	60,981
General and administrative	37,528	—		37,528
Depreciation, depletion and amortization	43,593	(5,971	)(c)	37,622
Accretion	1,745	(39	)(b)	1,706

	149,331	(11,494)		137,837

Income from Operations	40,744	(8,516)		32,228
Other Income (Expense)
Interest expense	(11,403)	—		(11,403)
Gain (loss) on mark-to-market derivative contracts	(374,052)	—		(374,052)
Interest and other income (expense)	292	—		292

Income Before Income Taxes	(344,419)	(8,516)		(352,935)
Income tax (expense) benefit	138,801	4,491	(d)	143,292

Net Income (Loss)	$(205,618)	$(4,025)		$(209,643)

Earnings (loss) per share, basic and diluted
Basic	$(2.66)			$(2.72)

Diluted	$(2.66)			$(2.72)

Weighted Average Shares Outstanding
Basic	77,202			77,202

Diluted	77,202			77,202

PLAINS EXPLORATION & PRODUCTION COMPANY

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2004

(in thousands, except per share data)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues

Oil and gas sales	$669,416	$(81,976	)(b)	$587,440
Other operating revenues	2,290	—		2,290

	671,706	(81,976)		589,730

Costs and Expenses

Production costs	223,080	(14,419	)(b)	208,661
General and administrative	85,197	—		85,197
Provision for legal and regulatory settlements	6,845	—		6,845
Depreciation, depletion and amortization	139,422	(24,860	)(c)	114,562
Accretion	8,563	(120	)(b)	8,443

	463,107	(39,399)		423,708

Income from Operations	208,599	(42,577)		166,022
Other Income (Expense)
Interest expense	(37,294)	—		(37,294)
Debt extinguishment costs	(19,691)	—		(19,691)
Gain (loss) on mark-to-market derivative contracts	(150,314)	—		(150,314)
Interest and other income (expense)	723	—		723

Income Before Income Taxes	2,023	(42,577)		(40,554)
Income tax (expense) benefit	6,817	16,446	(d)	23,263

Net Income (Loss)	$8,840	$(26,131)		$(17,291)

Earnings (loss) per share, basic and diluted
Basic	$0.14			$(0.27)

Diluted	$0.14			$(0.27)

Weighted Average Shares Outstanding
Basic	63,542			63,542

Diluted	64,014			63,542

Plains Exploration & Production Company

Notes to Pro Forma Consolidated Financial Statements

NOTE 1—PRO FORMA ADJUSTMENTS RELATED TO THE TRANSACTION

(a) Reflects the net proceeds received from the sale and the retirement of the related asset retirement obligation as a reduction to capitalized costs of oil and gas properties and the related reclassification of certain deferred income taxes. This transaction closed on May 31, 2005 and the Company received $335.5 million in net proceeds, reflecting the $350 million sales price reduced by costs associated with the sale and closing adjustments including net revenues from the January 1, 2005 effective date through closing. The Company follows the full cost method of accounting under which proceeds from the sale of oil and gas properties are accounted for as reductions to capitalized costs unless such sales involve a significant change in the relationship between costs and the estimated value of proved reserves, in which case a gain or loss is recognized. This transaction has been accounted for as a reduction of capitalized costs.

(b) Reflects the reversal of revenues and expenses attributable to the properties sold.

(c) Adjusts depreciation, depletion and amortization (“DD&A”) for (1) the reduction in DD&A reflecting the production volumes attributable to the properties sold; (2) the revision to the Company’s DD&A rate reflecting the reserve volumes sold and the reduction in capitalized costs related to proceeds from the sale and retirement of the asset retirement obligation attributable to the properties sold. The reduction in accretion expense relates to the retirement of the asset retirement obligation attributable to the properties sold.

(d) Adjusts income tax expense for the income statement adjustments made in (b) and (c).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: June 1, 2005	/s/ Cynthia A. Feeback
Cynthia A Feeback
Vice President, Controller & Chief Accounting Officer